EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 4 to Form S-3 (File No. 333-260615) on Form S-1 of Remark Holdings, Inc. of our report, dated March 31, 2022, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K filed on March 31, 2022, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weinberg & Company

Los Angeles, California
October 4, 2022